UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2020

Tilray, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38594	82-4310622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Maughan Rd., Nanaimo, BC, Canada	V9X 1J2
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 845-7291

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class 2 Common Stock, $0.0001 par value per share	TLRY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 20, 2020, Tilray, Inc. (“Tilray”) entered into privately negotiated exchange agreements (the “Exchange Agreements”) with certain holders of Tilray’s 5.00% Convertible Senior Notes due 2023 (the “Notes”). Under the terms of the Exchange Agreements, the holders agreed to exchange an aggregate principal amount of approximately $124.3 million of Notes plus accrued interest held by them in exchange for an aggregate of 10,932,222 shares of Tilray’s Class 2 common stock (“Shares”). Effectively, Tilray agreed to repurchase a portion of its Notes at a 36% discount to their face value, using shares issued at Tilray’s most recent closing market price on November 20, 2020 (which is equivalent to a conversion price of $7.36 per share). These exchange transactions closed on November 24, 2020.

On November 23, 2020, Tilray entered into additional Exchange Agreements with certain holders of the Notes. Under the terms of the Exchange Agreements, the holders agreed to exchange an aggregate principal amount of approximately $72.9 million of Notes plus accrued interest held by them in exchange for an aggregate of 6,407,355 shares. Effectively, Tilray agreed to repurchase a portion of its Notes at a 42% discount to their face value, using shares issued at Tilray’s most recent closing market price on November 23, 2020 (which is equivalent to a conversion price of $6.68 per share). These exchange transactions are expected to close on or about November 25, 2020, subject to customary closing conditions.

Immediately following the exchange of the Notes contemplated by the Exchange Agreements, approximately $277.9 million in aggregate principal amount of the Notes will remain outstanding.

The foregoing description of the Exchange Agreements is qualified in its entirety by reference to the form of Exchange Agreement attached as Exhibit 99.1 hereto.

On November 23, 2020 and November 24, 2020, Tilray issued press releases announcing the Exchange Agreements, copies of which are attached hereto as Exhibit 99.2 and 99.3, respectively, and incorporated herein by reference.

This Current Report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 above is incorporated by reference herein. The issuance of the Shares under the Exchange Agreements is being made pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), only to investors that qualified as “qualified institutional buyers” (as such term is defined under the Securities Act) or large institutional investors.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Form of Exchange Agreement Related to 5.00% Convertible Senior Notes

99.2	Press release of Tilray, Inc., dated November 23, 2020

99.3	Press release of Tilray, Inc., dated November 24, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tilray, Inc.

Date: November 24, 2020	By:	/s/ Brendan Kennedy
Brendan Kennedy
President and Chief Executive Officer

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